UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of HCSB Financial Corporation (the “Company”) awarded, effective as of August 18, 2016, to Jan H. Hollar, J. Rick Patterson, William J. McElveen, Jr., and Jennifer W. Harris, 12,000,000; 7,500,000; 5,000,000; and 2,500,000 shares of restricted stock (collectively, the “Restricted Shares”), respectively, under the HCSB Financial Corporation 2016 Equity Incentive Plan (the “Plan”).

Subject to earlier forfeiture or accelerated vesting under circumstances described in the applicable Restricted Stock Award Agreements, the Restricted Shares vest ratably over a five year period, subject to the Company’s achievement of certain performance-based vesting conditions prior to the applicable vesting date. The performance-based conditions are (i) the removal of the Consent Order issued to the Company’s wholly owned subsidiary, Horry County State Bank, by the FDIC and the South Carolina Board of Financial Institutions, and (ii) the reporting of two consecutive quarters of consolidated net income.

The foregoing description of the Form of Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement, which is incorporated herein by reference into this Item 5.02 as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: August 18, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer